Exhibit 2.2

FLORIDA DEPARTMENT OF STATE

Division of Corporations

September 20, 2012

MY CORPORATION BUSINESS SERVICES, INC. 23586 CALABASAS RD STE 102 CALABASAS, CA 91302

Re: Document Number P12000067976

The Articles of Amendment to the Articles of Incorporation of ADOMANI, INC., a Florida corporation, were filed on September 19, 2012.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tracy L Lemieux Regulatory Specialist II Division of Corporations	Letter Number: 012A00023642

www.sunbiz.org

Division of Corporations- P.O. BOX 6327 -Tallahassee, Florida 32314

Articles of Amendment

to

Articles of Incorporation

of

ADOMANI, INC.
(Name of Corporation as currently filed with the Florida Dept. of State)

P12000067976
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006. Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

The new name must be distinguishable and contain the word “‘corporation,” “company,” or “‘Incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “‘professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C.	Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:
(Florida street address)
, Florida (City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
Signature of New Registered Agent, if changing
[FILE STAMP]

If amending the Officers and/or Directors. enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E.	If amending or adding additional Articles, enter change(s) here:

(attach additional sheets. if necessary).                                                             (Be specific)

Article IV - Shares:

The number of shares of stock the corporation shall be authorized to issue is 200,000,000 at $0.002 par value per share.

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	08/30/2012 (date of adoption is required)
Effective date if applicable:
(no more than 90 days after amendment file dote)

Adoption of Amendment(s)	(CHECK ONE)

☒	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                                           .”

                                                                                  (voting group)

☒	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	Sept 12 2012

Signature

/s/ EDWARD MONFORT

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator- if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Edward Monfort
(Typed or printed name of person signing)

President
(Title of person signing)